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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Trustees
The Travelers Series Trust:

We consent to the use of our report, dated February 18, 2005 incorporated herein by reference in this registration statement for Federated Stock Portfolio, a series of The Travelers Series Trust and to the reference to our firm under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement.

                                                        /s/ KPMG LLP

New York, New York
January 26, 2006